Exhibit 10(e)

THIRD AMENDED AND RESTATED

WD-40 COMPANY

1999

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

The WD-40 Company 1999 Non-Employee Director Restricted Stock Plan (the “Plan”) is amended and restated as of this 28th day of October, 2003 by the Board of Directors of WD-40 COMPANY, a Delaware corporation, (the “Company”).

1. ESTABLISHMENT AND PURPOSE

The purpose of the Plan is to authorize the issuance of shares of the Company’s common stock to Directors who are not full time employees of the Company. The Board of Directors has determined that it will be in the best interest of the Company and its shareholders for all Directors to maintain a minimum level of share ownership.

2. AMOUNT OF STOCK

The total number of shares of the Company’s common stock that may be issued pursuant to the Plan shall not exceed 50,000 shares. In the event that there are not a sufficient number of authorized but unissued shares available pursuant to the Company’s Certificate of Incorporation to cover the number shares called for by this Plan for any year as well as for any outstanding stock option plan or other plan authorizing the future issuance of a specific number of shares, this Plan shall be suspended until a sufficient number of shares are duly authorized.

3. ADMINISTRATION

The Plan shall be administered by the Board of Directors. Subject to the express terms and conditions of the Plan, the Board of Directors shall have full power to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable, in the sole discretion of the Board of Directors, for its administration.

4. ISSUANCE OF RESTRICTED SHARES

(a) Issuance of Restricted Shares. As soon as practicable following the first business day of March of each year, the Company shall, in lieu of the payment of $5,500 of annual Director compensation, issue restricted shares of the Company’s common stock to each non-employee Director who does not then own shares having an aggregate fair market value of at least $50,000. The number of shares to be issued shall be determined as set forth in paragraph 4(c) below. Share ownership for purposes of the Plan shall include all shares in which the Director has a direct or indirect pecuniary interest as defined under regulations promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, but pecuniary interest shall not be established by attribution to family member ownership interest.

(b) Elective Issuance of Restricted Shares. Any Director may elect, by written letter delivered to the President as soon as practicable after the regularly scheduled meeting of the Board of Directors in September, but not later than November 30 of such year, to receive restricted shares of the Company’s common stock in lieu of all or the balance of such Director’s annual compensation, in increments of $5,500, excluding such compensation as may be payable for participation at or chairing of committee meetings and excluding any additional compensation payable to the Chairman of the Board. Any such election shall be subject to the formal election of such Director at the next following Annual Meeting of Stockholders. The number of shares to be issued shall be determined as set forth in paragraph 4(c) below.

(c) Calculation of Shares to be Issued. The number of restricted shares of the Company’s common stock to be issued pursuant to the provisions of subparagraphs 4(a), 4(b) or 4(f) hereof shall be calculated by dividing the amount of compensation for which the shares are to be issued by an amount equal to ninety percent (90%) of the closing price of the Company’s shares on the first business day of March. Such resulting number of shares shall be rounded to the nearest integer.

(d) Restricted Shares. All shares issued pursuant to the Plan shall be restricted for a period of five years or until such Director’s retirement from the Board of Directors following his or her 65th birthday. During such period of restriction the shares may not be sold or disposed of. Until the restriction on sale or transfer has expired or until such Director’s 65th birthday, whichever date is earlier, the shares shall be subject to forfeiture and cancellation by the Company in the event such Director resigns as a Director. No forfeiture shall be required if the Director is removed as a director for any reason other than resignation.

(e) Removal of Restrictions on Merger or Sale. In the event the Company proposes to merge or consolidate with another corporation or to sell or dispose of its assets and business or to dissolve, the restrictions upon resale shall be removed as of the closing or expiration of such transaction so that the shares may be tendered for acceptance of any cash or exchange offer made in connection with such transaction.

(f) Issuance of Shares to New Directors. In the case of a Director first elected to serve at the Annual Meeting of Stockholders, such Director shall have thirty (30) days following such election to the Board of Directors to make the election authorized pursuant to the provisions of paragraph 4(b) above. The terms of this Plan and the elections authorized hereunder shall apply to such prorated compensation payable to new Directors pursuant to the WD-40 Directors’ Compensation Policy then in effect. In the event any vacancy on the Board of Directors is filled during the year, the entire amount of such prorated compensation shall be paid in restricted shares unless the new Director owns shares of the common stock of the Company having a value of $50,000 or more. The number of shares to be issued to newly appointed Directors shall be computed based upon the price of the Company’s common shares as of the first business day of the second month following such appointment and the shares shall be issued as soon as practicable thereafter.

5. SHARE CERTIFICATE ENDORSEMENTS

Each share certificate representing shares issued pursuant to the Plan shall bear the following restrictive endorsements which may be removed at such time as the restrictions provided by the Plan have expired and provided that counsel for the Company has issued an opinion that the shares may be transferred free of restrictions imposed by the Securities Act of 1933 or the securities laws of any state or any other law regulating the issuance of securities:

(i) “The shares represented by this certificate are subject to transfer restrictions in accordance with the terms of a Non-Employee Director Restricted Stock Plan amended and restated as of October 28th, 2003, a copy of which may be obtained without charge by written request delivered to the Corporation.”

(ii) “The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state securities acts and cannot be transferred without an opinion of counsel satisfactory to the Corporation’s legal counsel that such transfer will not violate any such securities laws.”

6. TAX REPORTING AND WITHHOLDING

The Company shall comply with all reporting and withholding requirements applicable to the compensatory issuance of shares to non-employee Directors under the Internal Revenue Code and regulations thereunder.

7. SUSPENSION, AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may at any time amend, suspend or terminate the Plan. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate on December 31, 2009. No shares may be issued during such suspension or after such termination. The termination of the Plan shall not, without the consent of a Director holding restricted shares issued pursuant to the Plan, alter or impair any rights or obligations theretofore granted or imposed by the Plan.

8. DELIVERY OF SHARES SUBJECT TO DELAYS

The issuance and delivery of shares under the Plan shall be subject to and in compliance with the laws of any state or other governmental authority applicable thereto, the Board of Directors being hereby authorized to cause to be prepared, filed and presented on the

Company’s behalf to any governmental official, agency or tribunal all such applications or other instruments or papers and to maintain any and all proceedings as shall be required to cause the issuance to the Company of a permit or other authorization to issue or deliver any such shares. Neither the Company nor any officer, director or employee shall be liable for any delay in issuance or delivery of any shares pending the filing of any such application, instrument or papers or the grant of a permit or other authorization to enable such issuance or delivery to be made.

IN WITNESS WHEREOF, the Plan is adopted this 28th day of October, 2003.

WD-40 COMPANY

By	/s/ Garry O. Ridge
Garry O. Ridge, President

Attest:

/s/ Maria M. Mitchell
Maria M. Mitchell, Assistant Secretary